EXHIBITS 1A(6)(a)

                  Articles of Incorporation of Life of Virginia

         COMMONWEALTH OF VIRGINIA

                           STATE CORPORATION COMMISSION


         I, George W. Bryant, Jr., First Assistant Clerk of the

 State Corporation Commission, do hereby certify that the foregoing is a true copy of all documents constituting as of this date the charter of The Life Insurance Company of Virginia.






                           In Testimony Whereof I hereunto set my hand and affix
                           the   Official   Seal   of  The   State   Corporation
                           Commission, at Richmond, this 8th day of May A.D.
                           1984




                           George W. Bryant, Jr.
                           --------------------------------------
                           First Assistant Clerk of the Commission

                           THE LIFE INSURANCE COMPANY OF VIRGINIA
                           ARTICLES OF AMENDMENT TO THE
                           RESTATED ARTICLES OF INCORPORATION



1.  The name of the corporation is:

                           THE LIFE INSURANCE COMPANY OF VIRGINIA

2.  The amendment adopted to the Restated Articles of Incorporation is appended hereto as Exhibit A.

3.  On October 20, 1983 the Board of Directors, pursuant to the provisions of

    Section 13.1-58 of the Code of Virginia, found the amendment in the best interests of the Corporation and directed that it be submitted to the

    Corporation's sole stockholder, continental financial Services Company, for its approval.

4.  3,515,949 shares of Capital Stock, $5.00 per value, are outstanding and on

    October 21, 1983 the sole holder thereof, Continental Financial Services

    Company, consented in writing to such amendment, in lieu of a stockholders'

    meeting therefor, pursuant to the provisions of Section 13.1-28 of the Code of Virginia,  there  being no other  class of capital  stock  entitled  to vote thereon.

Executed in the name of the Corporation by its President and its Secretary who

declare under the penalties of perjury that the facts stated therein are true.

                                    THE LIFE INSURANCE COMPANY
                                            OF VIRGINIA

                                    BY:
                                       ---------------------------
                                       SAMUEL H. TURNER, PRESIDENT


                                 AND BY:
                                          ------------------------
                                          ROY G. McLEOD, SECRETARY


Dated:  October 21, 1983
                           EXHIBIT A


         Section 1. Be it enacted by the General Assembly of Virginia, That A.
G. McIIwaine, D'Arcy Paul, David B. Tennant, Robert B. Bolling, Wm. Cameron, Wm
R. Mallory, John Arrington, John Mann, R. G. Pegram, Robert H. Mann, Reuben Ragland, T.T. Books, Wm. R. Johnson, Robert D. McIIwaine, S. W. Venable, Dr. Thomas Withers, S. A. Plummer, George Cameron, J. C. Riddle, c. w. Spicer, Wm.
A. Bragg, Dr. James Dunn, Dr. D. W. Lassiter, Samuel B. Paul, H. L. Plummer, George H. Davis, J. C. Drake, David Callender, A. A. Allen, Bartlett Roper, J.
P. Williamson, J. M. West, C. Baker Raine, Robert Harrison, Jr., Robert A. Martin, and all other persons who shall hereafter become stockholders in the Company hereby incorporated, are hereby created a body politic and corporate by the name and style of The Life Insurance Company of Virginia, for the purpose of carrying on the business of insurance on lives, and to make all and every insurance appertaining thereto or connected therewith; to cause themselves to be reinsured; to grant endowments; to grant, purchase, or dispose of annuities, and to contract for reversionary payments; and shall and may have perpetual succession, and shall be capable in law of contracting and being contracted with, and of suing and being sued, pleading and being impleaded, either in law or equity, in all courts of record in this State or elsewhere, and they and their successors shall and may have a common seal, and may change the same at their will and pleasure, and may also, from time to time, ordain and establish such by-laws, ordinances and regulations, the same not being inconsistent with the laws of the State and of the United States, as may appear to them necessary or expedient for the management of said corporation, its business, and affairs, and may, from time to time, alter, amend, or repeal the same, or any of them. The Company is authorized and empowered to insure persons against personal injuries resulting from accidents and against sickness, or either, and to make all and every insurance appertaining thereto or connected therewith. The Company is also authorized and empowered to act as an agent or agency in the sale of life insurance policies, annuity policies, endowment policies and accident and sickness insurance policies.

         The Company shall also be authorized to exercise and enjoy all other powers, rights and privileges granted by an Act of the General Assembly of Virginia entitled "An Act Concerning Corporations" which become a law on the 21st day of May, 1903, to companies of this character, and all the powers conferred upon such companies by the then existing laws of the State of Virginia, so far as not in conflict therewith, or subject to all the restrictions imposed by law upon said companies; the enumeration of certain powers herein not being intended as exclusive or as a waiver of any powers, rights or privileges granted or conferred on such companies by the Act, which became a law on the 21st day of May, 1903, aforesaid, of the laws of this State, then now or hereafter in force.








                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                          RICHMOND, NOVEMBER 15, 1983


The accompanying articles having been delivered to the State Corporation Commission on behalf of

         THE LIFE INSURANCE COMPANY OF VIRGINIA

and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is

ORDERED THAT THIS CERTIFICATE OF AMENDMENT

be issued, and that this order, together with the articles, be admitted to record in the office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.


                  STATE CORPORATION COMMISSION





                  BY
                         -----------------------------------
                         THOMAS P. HARWOOD, JR. COMMISSIONER

                  THE LIFE INSURANCE COMPANY OF VIRGINIA

                      ARTICLES OF SERIAL INCORPORATION

         The Life Insurance Company of Virginia certifies as follows:

         A.  The name of the Company is The Life Insurance Company of
Virginia.

         B. The following resolutions, setting forth the designation and number of shares of two new series of Preferred Stock of the Company and the relative rights and preferences thereof, to the extent that variations are permitted by the Company's Articles of Incorporation, were duly adopted by the Board of Directors of the Company on May 19, 1983 by Unanimous Consent in lieu of a meeting therefor, pursuant to the provisions of Section 13.1-41.1 of the Code of Virginia.

         "RESOLVED, that 96,000 authorized but unissued shares of Preferred Stock are hereby designated as shares of the $6.00 Cumulative Preferred Stock, Series A (hereinafter called the $6.00 Series A"), with the following rights and preferences.

         1. Dividends. The rate of dividends payable on the shares of the $6.00 Series A shall be $6.00 per share per annum and no more, which amount shall be payable, when and as declared by the Board of Directors, in equal quarterly installments on the last day of February, May, August and November, beginning August 31, 1983, to holders of record of shares of the $6.00 Series A on the respective dates, not exceeding fifty days preceding such dividend payment dates, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend; but such payments shall be made only out of the unreserved and unrestricted earned surplus of the Company. Dividends shall be cumulative and accrue on shares of the $6.00 Series A from June 1, 1983.

         If at any time fixed herein for the payment of dividends on the $6.00 Series A dividends are not paid in full thereon, no greater proportion of the dividends fixed in a Certificate of Serial Designation for any other series of Preferred Stock shall be paid. Unless full dividends on the $6.00 Series A for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart: (i) no dividend whatsoever (other than a dividend payable in 'subordinate stock', as hereinafter defined) shall be paid or declared, and no distribution shall be made on any subordinate stock of the Company; (ii) no shares of subordinate stock, Preferred Stock (except to the extent required by Section 3(a) hereof) or parity stock, as hereinafter defined, shall be repurchased or redeemed or acquired by the Company; and (iii) no monies shall be paid to or set aside or made available for a sinking fund for the repurchase or redemption of any such subordinate stock or Preferred Stock (except to the extent required by Section 3(a) hereof) or parity stock.

         As used in these Articles 'subordinate stock' shall mean Capital Stock and any other stock not ranking prior to or on a parity with the Preferred Stock as to the payment of dividends and the distribution of the Company's assets in the event of liquidation, dissolution or winding up; the term 'parity stock' shall mean stock ranking on a parity with the Preferred Stock as to the payment of dividends or the distribution of the Company's assets in the event of liquidation, dissolution or winding up; and 'prior stock' shall mean stock ranking prior to the Preferred Stock as to the payment of dividends or the distribution of the Company's assets in the event of liquidation, dissolution or winding up.

         2. Voting Rights. Except as may otherwise be required by law, the holders of shares of the $6.00 Series A shall be not entitled to vote upon the election of Directors or upon any other corporate matter or purpose without limitation.

         3.  Redemption.

              (a) Mandatory Redemption. The Company shall annually redeem, as of the following dates, the aggregate number of shares of the $6.00 Series A shown below, upon payment of a redemption price of $100.00 per share, plus dividends accrued and unpaid as such shares to such dates:

                                 Aggregate Number of Shares of        Mandatory
Redemption Dates        $6.00 Series A to be Redeemed
----------------        -----------------------------

         May 31, 1984                    32,000 shares
         May 31, 1985                    32,000 shares
         May 31, 1986                    32,000 shares

         The shares of the $6.00 Series A no redeemed shall be selected pro rata or by lot or in such other equitable manner as the Board of Directors of the Company may determine if there be more than one holder of record thereof at any mandatory redemption date.

         (b) Optional Redemption. On or after June 1, 1983, the shares of the Series shall be redeemable at the option of the Company, in whole or in part, at any time or from time to time, at $100.00 per share, plus dividends accrued and unpaid to the date fixed for redemption. The shares of the $6.00 Series A so redeemed shall be selected pro rata or by lot or in such other equitable manner as the Board of Directors of the Company may determine if there be more than one holder of record thereof at any optional redemption date.

         (c) Redemption Procedures To Be Followed by Company. Not less than thirty (30) days' previous notice of every redemption shall be mailed to the holders of record of the shares of the $6.00 Series A to be redeemed, at their last known post office addresses as shown by the Company's records. No defect in such mailed notice or the failure of any holder to receive such notice of redemption shall affect the validity of the proceedings for the redemption of any shares so to be redeemed.

         If notice of redemption of any such shares shall have been duly mailed as hereinabove provided or irrevocable authorization and direction for such mailing shall have been given to the bank or trust company hereinafter mentioned, and if on or before the redemption date designated in such notice, the Company shall deposit in trust with any bank or trust company in Richmond, Virginia, having capital and surplus aggregating at least Fifty Million Dollars ($50,000,000) named in such notice, funds sufficient to redeem such shares upon the date specified in the notice of redemption,with irrevocable instruction and authority to pay the redemption price to the holders of such shares upon surrender of certificates therefor, then from and after the time of such deposit all shares for the redemption of which such deposit shall have been so made shall, whether or not the certificates thereafter shall have been surrendered for cancellation, be deemed not longer to be outstanding for any purpose and all rights with respect to such shares, shall thereupon cease and terminate, except the right to receive from each bank or trust company, at any time after the time of such deposits, the redemption price of such shares to be redeemed, but without interest on such funds. Any interest accrued on such funds shall be paid to the Company from time to time.

         (d) The Company shall also have the right, subject to the restrictions contained in Section 1, above, to acquire by repurchase shares of the $6.00 Series A from time to time at such price or prices as the Board of Directors may determine.

         (e) Shares of the $6.00 Series A redeemed or repurchased by the Company shall not thereafter be disposed of as shares of such Series, but upon issuance by the State Corporation Commission of Virginia of a Certificate of Reduction, such shares shall become authorized and unissued shares of Preferred Stock which may be designated as shares of any other series.

         4. Liquidation. In the event of liquidation, dissolution or winding up the Company, whether voluntary or involuntary, the holders of the $6.00 Series A shall be entitled to be paid a liquidation price of $100.00 per share, plus accrued and unpaid dividends, and no more, before any distribution or payment shall be made to the holders of subordinate stock, as hereinbefore defined, and after payment to the holders of the $6.00 Series A and to the holders of other series of Preferred Stock and prior and parity stock, as hereinbefore defined, of the amounts to which they are respectively entitled, the balance, if any, shall be paid to the holders of subordinate stock according to their respective rights. In case the net assets of the Company are insufficient to pay to holders of all outstanding shares of $6.00 Series A and other series of Preferred Stock and prior and parity stock the full amounts to which they are respectively entitled, the entire net assets of the Company remaining after providing for any prior stock shall be distributed ratably to the holders of all outstanding shares of $6.00 Series A and other series of Preferred Stock and parity stock, in proportion to the full amounts to which they are respectively entitled.

         RESOLVED FURTHER, that 64,000 authorized but unissued shares of Preferred Stock are hereby designated as shares of the $6.00 Cumulative
Preferred Stock, Series B (hereinafter called the "$6.00 Series B") with the following rights and preferences.

         1. Dividends. The rate of dividends payable on the shares of the $6.00 Series B shall b $6.00 per share per annum and no more, which amount shall be payable, when and as declared by the Board of Directors, in equal quarterly installments on the last day of February, May, August and November of each year, beginning August 31, 1983, to holders of record shares of the $6.00 Series B on the respective dates, not exceeding fifty days preceding such dividend payment dates, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend; but such payments shall be made only out of the unreserved and unrestricted earned surplus of the Company. Dividends shall cumulative and accrue on shares of the $6.00 Series B from June 1, 1983.

         If at any time fixed herein for the payment of dividends on the $6.00 Series B dividends are not paid in full thereon, no greater proportion of the dividends fixed in a Certificate of Serial Designation for any other series of Preferred Stock shall be paid. Unless full dividends on the $6.00 Series B for all past dividends periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart: (i) no dividend whatsoever (other than a dividend payable in 'subordinate stock", as hereinafter defined) shall be paid or declared, and no distribution shall be made, on any subordinate stock of the Company: (ii) no shares of subordinate stock, Preferred Stock (except to the extent required by Section 3(a) hereof) or parity stock, as hereinafter defined, shall be repurchased or redeemed or acquired by the Company: and (iii) no monies shall be paid to or set aside or made available for a sinking fund for the repurchase or redemption of any such subordinate stock or Preferred Stock (except to the extent required by Section 3(a) hereof) or parity stock.

         As used in these Articles, 'subordinate stock' shall mean Capital Stock and any other stock not ranking prior to or on a parity with the Preferred Stock as to the payment of dividends and the distribution of the Company's assets in the event of liquidation, dissolution or winding up; the term 'parity stock' shall mean stock ranking on a parity with the Preferred Stock as to the payment of dividends or the distribution of the Company's assets in the event of liquidation, dissolution or winding up; and 'prior stock' shall mean stock ranking prior to the Preferred Stock as to the payment of dividends or the distribution of the Company's assets in the event of liquidation, dissolutions or winding up.

         2. Voting Rights. Except as may otherwise be required by law, the holders of shares of the $6.00 Series B shall be not entitled to vote upon the election of Directors or upon any other corporate matter of purpose without limitation.

         3.  Redemption.

         (a) Mandatory Redemption. The Company shall annually redeem, as of the following dates, the aggregate number of shares of the $6.00 Series B shown below, upon payment of a redemption price of $100.00 per share, plus dividends accrued and unpaid on such shares to such dates:

                                                 Aggregate Number of Shares of
     Mandatory Redemption Dates                  $6.00 Series B To Be Redeemed
     --------------------------                  -----------------------------

              May 31, 1987                                32,000 shares
              May 31, 1988                                32,000 shares

         The shares of the $6.00 Series B so redeemed shall be selected pro rata or by lot or in such other equitable manner as the Board of Directors of the Company may determine if there be more than one holder of record thereof at any mandatory redemption date.

         (b) Optional Redemption. On or after June 1, 1983, the shares of the Series shall be redeemable at the option of the Company, in whole or in part, at any time or from time to time, at $100.00 per share, plus dividends accrued and unpaid to the date fixed for redemption. The shares of the $6.00 Series B so redeemed shall be selected pro rata or by lot or in such other equitable manner as the Board of Directors of the Company may determine if there e more than one holder of record thereof at any optional redemption date.

         (c) Redemption Procedures To Be Followed by Company. Not less than thirty (30) day's previous notice of every redemption shall be mailed to the holders of record of the shares of the $6.00 Series B to be redeemed, at their last know post office addresses as shown by the Company's records. No defect in such mailed notice or the failure of any holder to receive such notice of redemption shall affect the validity of the proceedings for the redemption of any shares so to be redeemed.

         If notice of redemption of any such shares shall have been duly mailed as hereinabove provided or irrevocable authorization and direction for such mailing shall have been given to the bank or trust company hereinafter mentioned, and if on or before the redemption date designated in such notice, the Company shall deposit in trust with any bank or trust company in Richmond, Virginia, having capital and surplus aggregating at least Fifty Million Dollars ($50,000.000), named in such notice, funds sufficient to redeem such shares upon the date specified in the notice of redemption, with irrevocable instruction and authority to pay the redemption price to the holders of such shares upon surrender of certificates therefore, then from and after the time of such deposit all shares for the redemption of which such deposit shall have been so made shall, whether or not the certificates therefor shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose and all rights with respect to such shares shall thereupon cases and terminate, except the right to receive from such bank or trust company, at any time after the time of such deposit, the redemption price of such shares to be redeemed, but without interest on such funds. Any interest accrued on such funds shall be paid to the Company time of time.

         (d) The Company shall also have the right, subject to the restrictions contained in Section 1 above, to acquire by repurchase shares of the $6.00 Series B from time to time at such price or prices as the Board of Directors may determine.

         (e) Shares of the $6.00 Series B redeemed or repurchased by the Company shall not thereafter be disposed of as shares of such Series, but upon issuance by the State Corporation Commission of Virginia of a Certificate of Reduction, such shares shall become authorized and unissued shares of Preferred Stock which may be designated as shares of any other series.

         4. Liquidation. In the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the $6.00 Series B shall be entitled to be paid a liquidation price of $100.00 per share, plus accrued and unpaid dividends, and no more, before any distribution or payment shall be made to the holders of subordinate stock, as hereinbefore defined, and after payment to the holders of the $6.00 Series B and to the holders of other series of Preferred Stock and prior and parity stock, as hereinbefore define, of the amounts to which they are respectively entitled, the balance, if any, shall be paid to the holders of subordinate stock according to their respective rights. In case the net assets of the Company are insufficient to pay to holders of all outstanding shares of $6.00 Series B and other series of Preferred Stock and prior and parity stock the full amounts to which they are respectively entitled, the entire net assets of the Company remaining after providing for any prior stock shall be distributed ratably to the holders of all outstanding shares of $6.00 Series B and other series of Preferred Stock and parity stock, in proportion to the full amounts to which they are respectively entitled.

                           THE LIFE INSURANCE COMPANY
                                  OF VIRGINIA







                                    By:
                                            ----------------
                                            Samuel H. Turner
                                            President





                                    And:
                                            ---------------
                                            Roy G. McLeod
                                            Secretary


Dated:  June 10, 1983



                           COMMONWEALTH OF VIRGINIA
                           STATE CORPORATION COMMISSION


                                    AT RICHMOND, MAY 31, 1983

APPLICATION OF

THE LIFE INSURANCE COMPANY
         OF VIRGINIA                CASE NO.  IKS830137

For approval of certain Preferred Stock
provisions Virginia Code $$38.1-187

                  ORDER GRANTING APPROVAL OF APPLICATION

         ON A FORMER DAY came Applicant and filed with the

Clerk of the Commission an application for approval, under
the provisions of Virginia Code $$38.1-187, of redemptions and repurchases required or permitted under the provisions of a proposed $6.00 Cumulative Preferred Stock issue described in a Stock Purchase Agreement dated May 10, 1983 under which Applicant proposes to acquires all of the outstanding capital stock of American Agency Life Insurance Company, a Georgia corporation. Under the Agreement, Applicant proposes to issue, as a portion of the consideration, 160,000 shares of Applicant's $6.00 Cumulative Preferred Stock ($100.00 per value) to be issued in two Series, Series A (96,000 shares) and Series B (64,000 shares). Mandatory annual redemption of the Preferred Stock at a redemption price of $100.00 per share will be required over a 5 year period, and optional redemptions at a redemption price of $100.00 per share or repurchases at prices negotiated by the Applicant will be permitted from time to time prior to the dates fixed for mandatory redemption. In satisfying any mandatory or optional redemptions or repurchases of the preferred Stock, Applicant will use only fund and assets comprising its excess capital and surplus.
         AND THE COMMISSION, having considered the application and supporting documents herein, the recommendation of the Bureau of Insurance that the aforesaid application of Applicant for approval under the aforesaid Code Section be granted and the law applicable hereto, is of the opinion and finds that approval of the proposal to issue Preferred Stock of the Applicant carrying mandatory redemption requirements and optional redemption and repurchase provisions should be granted.
         THEREFORE, IT IS ORDERED that the application of Applicant for approval of the proposal under the provisions of Virginia Code $$38.1-187 be, and the same is hereby, GRANTED.
         AN ATTESTED COPY, hereof shall be sent by the Clerk of the Commission to George E. Parsons, Esquire, Associate General Counsel, Continental Financial Services Company, 6600 West Broad Street, Richmond, Virginia 23238, counsel for Applicant; and the Bureau of Insurance in once of First Deputy Commissioner Thomas S. Kardo.



                                    George W. Bryant, Jr.
                                    First Assistant Clerk of the
                                    State Corporation Commission

                            COMMONWEALTH OF VIRGINIA
                        STATE OF CORPORATION COMMISSION

                            RICHMOND, JUNE 14, 1983



The accompanying articles having been delivered to the State Corporation Commission on behalf of

         THE LIFE INSURANCE COMPANY OF VIRGINIA

and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is

ORDERED that this CERTIFICATE OF SERIAL DESIGNATION

be issued, and that this order, together with the articles, be admitted to record in the office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

                           STATE CORPORATION COMMISSION




                           By
                              -----------------------------------
                             Thomas P. Harwood, Jr., Commissioner




                           THE LIFE INSURANCE COMPANY OF VIRGINIA

                                    ARTICLES OF AMENDMENT

                           RESTATING THE ARTICLES OF INCORPORATION

1.  The name of the corporation is
         THE LIFE INSURANCE COMPANY OF VIRGINIA
2. The amendment adopted is the Restated Articles of Incorporation appended hereto as Exhibit A.
3. On May 19, 1983 the Board of Directors, by Unanimous Consent in lieu of a meeting therefor, pursuant to the provisions of Section 13.1-41.1 of the Code of Virginia, found the amendment in the best interests of the Corporation and directed that it be submitted to the Corporation's sole stockholder, Continental Financial Services Company, for its approval.
4. 3,515,949 shares of Capital Stock, $5.00 par value, are outstanding and on May 20, 1983 the sole holder thereof, Continental Financial Services Company, consented in writing to such amendment, in lieu of a stockholders' meeting therefor, pursuant to the provisions of Section 13.1-28 of the Code of Virginia.
5. The stated capital of the Corporation on the effective date of the amendment shall be $17,579,745.




                                    THE LIFE INSURANCE COMPANY
                                            OF VIRGINIA




                                    By:
                                            --------------------------
                                            Samuel H. Turner, President




                                    and By:
                                           Roy G. McLeod, Secretary

Dated:  June 10, 1983





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                                   EXHIBIT A

                     THE LIFE INSURANCE COMPANY OF VIRGINIA

                       RESTATED ARTICLES OF INCORPORATION


         SECTION 1. Be it enacted by the General Assembly of Virginia, That A.G. McIlwaine, D'Arcy Paul, David B. Tennant, Robert B. Bolling, Wm. Cameron, Wm. R. Mallory, John Arrington, John Mann, R. G. Pegram, Robert H. Mann, Reuben Ragland, T. T. Books, Wm. R. Johnson, Robert D. McIlwaine, S. W. Venable, Dr. Thomas Withers, S. A. Plummer, George Cameron, J. C. Riddle, c. W. Spicer, Wm.
A. Bragg, Dr. James Dunn, Dr. d. W. Lassiter, Samuel B. Paul, H. L. Plummer, George H. Davis, J. C. Drake, David Callendar, A. A. Allen, Bartlett Roper, J.
P. Williamson, J. M. West, C. Baker Raine, Robert Harrison, Jr., Robert A. Martin, and all other persons who shall hereafter become stockholders in the Company hereby incorporated, are hereby created a body politic and corporate by the name and style of The Life Insurance Company of Virginia, for the purpose of carrying on the business of insurance on lives, and to make all and every insurance appertaining thereto or connected therewith; to cause themselves to be reinsured; to grant endowments; to grant, purchase, or dispose of annuities, and to con- tract for reversionary payments; and shall and may have perpetual succession, and shall be capable in law of contracting and being contracted with, and of suing and being sued, pleading and being impleaded, either in law or equity, in all courts of record in this State or elsewhere, and they and their successors shall and may have a common seal, and may change the same at their will and pleasure, and may also, from time to time, ordain and establish such by-laws, ordinances and regulations, the same not being inconsistent with the laws of the State and of the United States, as may appear to them necessary or expedient for the management of said corporation, its business, and affairs, and may, from time to time, alter, amend, or repeal the same, or any of them. The Company is also authorized and em- powered to insure persons against personal injuries resulting from acci- dents and against sickness, or either, and to make all and every insurance appertaining thereto or connected therewith.

         The Company shall also be authorized to exercise and enjoy all other powers, rights and privileges granted by an Act of the General Assembly of Virginia entitled, "An Act Concerning Corporations" which become a law on the 21st day of May, 1903, to companies of this character, and all the powers conferred upon such companies by the then existing laws of the State of Virginia, so far as not in conflict therewith, or subject to all the restrictions imposed by law upon said companies; the enumeration of certain powers herein not being intended as exclusive or as a waiver of any powers, rights or privileges granted or conferred on such companies by the Act, which became a law on the 21st day of May, 1903, aforesaid, of the laws of this State, then, now or hereafter in force.

         SECTION 2. Principal Office. The Principal office of the Company shall be located in the State of Virginia.

         SECTION 3. Capital Stock. The Company shall have authority to issue two classes of capital stock: 500,000 shares of Preferred Stock, $100.00 per value each (Preferred Stock) and 4,000,000 shares of Capital Stock, $5.00 par value each (Capital Stock).

         Authority is expressly vested in the Board of Directors to divide the Preferred Stock into series and, within the following limitations, to fix and determine the relative rights and preferences of the shares of any series so established and to provide for the issuance thereof. Each series shall be so designated as to distinguish the shares thereof

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from the shares of all other  series and  classes.  All shares of the  Preferred
Stock shall be identical except as to the following relative rights and preferences as to which there may be variations between different series:

         (a) The rate of dividend, the time of payment, whether dividends shall be cumulative and, if so, the dates from which they shall be cumulative, and the extent of participation rights, if any;

         (b) Any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporation action;

         (c) The price at and the terms and conditions on which shares may be redeemed;

         (d) The amount payable upon shares in event of involuntary liquidation;

         (e) The amount payable upon shares in event of voluntary liquidation;

         (f) Sinking fund  provisions  for the redemption or purchase of shares;
and

         (g) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

         Prior to the issuance of any shares of a series of Preferred Stock the Board of Directors shall have establish such series by adopting a resolution setting forth the designation and number of shares of the series and the relative rights and preferences thereof to the extent permitted by the provisions hereof and the Company shall have filed in the office of the State Corporation Commission of Virginia Articles of Serial Designation as required by law and the Commission shall have issued a Certificate of Serial Designation.

         All series of Preferred Stock shall rank on a parity, as to dividends and assets with all other series according to the respective dividend rates and amounts distributable upon any and voluntary or involuntary liquidation of the Company fixed for each such series and without preference or priority of any series over any other series; but all shares of the Preferred Stock shall be preferred over the Capital Stock as to both dividends and amounts distributable upon any voluntary or involuntary liquidation of the Company to the extent provided in any Certificate of Serial Designation applicable thereto.

         The holders of the Capital Stock shall, to the exclusion of the holders of any other class of capital stock of he Company, have the sole and full power to vote for the election of Directors and for all other purposes without limitation except only (i) as otherwise provided in any Certificate of Series Designation Applicable to any series of Preferred Stock, and (ii) as other wise expressly provided by the then existing statues of the State of Virginia. The holders of the Capital Stock shall have one (1) vote for each share of Capital Stock held by them.

         Subject to the provisions of Certificates of Serial Designation applicable to particular series of Preferred Stock, the holders of shares of Capital Stock shall be entitled to receive dividends if, when and as declared by the Board of Directors out of funds legally available therefor and to the net assets remaining after payment of all liabilities upon voluntary or involuntary liquidation of the Company.

         SECTION 4. Management of Company. The general management of the business and affairs of the Company shall be vested in a Board of Directors. Unless otherwise fixed in the by-laws the number of Directors constituting the Board of Directors shall be seen (7). There shall be a President and a Secretary; there may also be a Chairman of the Board, a Vice Chairman of the Board, an Executive Vice President, one or more Vice Presidents, a Treasurer and such other officers as may from time to time be created or prescribed by the by-laws.

         SECTION 5.  Executive Committee.  The Board of Directors may,

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if authorized by the stockholders,  or by the by-laws, by a resolution passed by a  majority  of the  whole  Board,  Designate  three or more of their  number to
constitute  an  Executive   Committee  who,  to  the  extent  provided  in  said
resolution, or in the by-laws of the Company, shall have and exercise the power of the Board of Directors in the management of the business and affairs of the Company.

         SECTION 6. Real Estate. The amount of real estate to which the holdings of the Company at any time are to be limited is the amount held in accordance with the laws of the State of Virginia.

         SECTION 7. Investment of Funds. The Company may invest its funds in accordance with the laws of the State of Virginia.

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